Exhibit 10.1

DELL TECHNOLOGIES INC.
PERFORMANCE-BASED STOCK OPTION AGREEMENT

THIS PERFORMANCE-BASED STOCK OPTION AGREEMENT (the “Agreement”), made by and between Dell Technologies Inc., a Delaware corporation (the “Company”), and ___________ (the “Optionee”), is effective as of ____________ (the “Grant Date”). Any capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Dell Technologies Inc. 2023 Stock Incentive Plan, as modified or amended from time to time (the “Plan”).

WHEREAS, as an incentive for the Optionee’s efforts during the Optionee’s Employment with the Company and its Affiliates, the Company wishes to afford the Optionee the opportunity to purchase a number of shares of Class C Common Stock (“Shares”), pursuant to the terms and conditions set forth in this Agreement and the Plan; and

WHEREAS, the Company wishes to carry out the Plan, the terms of which are hereby incorporated by reference and made a part of this Agreement, pursuant to which the Committee has instructed the undersigned officer to issue the Stock Award described below;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1. Defined Terms. Capitalized terms not otherwise defined herein shall have the same meaning set forth in the Plan.

(a)“Competitor” means any entity, or other business concern, that offers or plans to offer products or services that are materially competitive with any of the products or services being manufactured, offered, marketed, or actively developed by the Company as of the date the Optionee’s Employment ends.

(b)“Conduct Detrimental to the Company” means: (a) the Optionee’s engagement in serious misconduct (whether or not such serious misconduct is discovered by the Company prior to the termination of the Optionee’s Employment); (b) except for actions taken on behalf of the Optionee’s Employer within the scope of the Optionee’s Employment, the Optionee uses, discloses, copies, stores, or retains any confidential, proprietary, or trade secret information obtained by the Optionee in connection with the Optionee’s Employment; (c) except for communications made on behalf of the Optionee’s Employer within the scope of the Optionee’s Employment, the Optionee advises, assists, attempts to influence or otherwise induces or persuades (or assists any other person in advertising, attempting to influence or otherwise induce or persuade) any person employed by the Company to end his or her employment with the Company; or (d) the Optionee engages in Conflicting Activities.

(c)“Conflicting Activities” means the Optionee, without the advance, express, written consent of the Company’s Chief Human Resources Officer: (a) is or becomes a principal, owner, officer, director, shareholder or other equity owner (other than a holder of less than 5% of the outstanding shares or other equity interests of a publicly traded company) of a Competitor; (b) is or becomes a partner in or enters into a joint venture with any business or other enterprise or undertaking with a Competitor; (c) works or performs services (including contract, consulting or advisory services) for a Competitor in any geographic area where the Company conducts business, if the Optionee’s work or services (i) are similar in any material way to the work or services the Optionee performed for the Company in the twenty-four (24) month period preceding the termination of the Optionee’s Employment or (ii) could result in the Optionee using the Company’s confidential information or trade secrets; or (d) solicits, diverts, takes away (or attempts to solicit, divert, or take away), directly or by assistance of others, any business from the Company’s clients or customers (including actively sought clients or customers) with whom the Optionee has or had material contact during the Optionee’s Employment, for purposes of providing products or services that are competitive with those provided by the Company.

(d)“Qualifying Termination” means (a) the termination of the Optionee’s Employment due to the Optionee’s death or Disability, or (b) the Optionee’s resignation following a Spousal Disability.

(e)“Returnable Share Value” means an amount equal to the Fair Market Value at exercise of the Shares with respect to which the Option is exercised, less the product of the Option Price and the number of Shares with respect to which the Option is exercised.

(f)“Spousal Disability” means the Optionee’s provision to the Company of proof acceptable to the Company on or prior to the date of the Optionee’s resignation that the Optionee’s spouse has been determined by the U.S. Social Security Administration to be eligible for disability benefits under the Social Security disability insurance program or the Supplemental Security Income program.

ARTICLE II
GRANT OF OPTIONS

Section 2.1. Grant of Option.

For good and valuable consideration, on and as of the Grant Date, the Company irrevocably grants to the Optionee an Option to purchase any part or all of an aggregate number of ___________ Shares, subject to the adjustment as set forth in Section 2.3 hereof (the “Option”).

Section 2.2. Exercise Price.

Subject to Section 2.3 hereof, the per Share exercise price of the Shares subject to the Option shall be $ ___________1 (the “Option Price”).

Section 2.3. Adjustments to Option.

The Option, including the Option Price, shall be subject to adjustment pursuant to the terms of the Plan.

ARTICLE III

__________________
1 Closing stock price of the Company’s common stock on the date of grant.

VESTING

Section 3.1. Performance Vesting. The Option shall vest and become exercisable on the Vesting Date reflected in the Performance Goals Appendix, subject to the achievement of Performance Goals described in the Performance Goals Appendix, and, except as otherwise provided herein, subject to the Optionee’s continued Employment through the Vesting Date. If the Optionee’s Employment terminates prior to the Vesting Date for any reason other than a Qualifying Termination, the Option shall expire and be forfeited immediately upon such termination.

Section 3.2. Acceleration of Vesting. If the Optionee experiences a Qualifying Termination prior to the Vesting Date due to the Optionee’s death or Disability, the Option shall vest immediately and become exercisable as of the Qualifying Termination. If the Optionee experiences a Qualifying Termination prior to the Vesting Date due to Spousal Disability, the Option shall vest immediately and become exercisable as of the Qualifying Termination, subject to the achievement of the Performance Goals set forth in the Performance Goals Appendix as of the last day of the fiscal quarter immediately preceding the fiscal quarter in which the Qualifying Termination occurs.

ARTICLE IV
EXPIRATION OF OPTIONS

Section 4.1. Expiration of Option.

The Optionee may not exercise the exercisable portion of the Option to any extent after the first to occur of the following events:

(a)the tenth anniversary of the Grant Date;

(b)immediately upon the date of the Optionee’s termination of Employment, if the Optionee’s Employment is terminated by the Company or any of its Affiliates, as applicable, for Cause;

(c)the expiration of the twelve (12) month period following the date of the Optionee’s Qualifying Termination; or

(d)the expiration of the three (3) month period following the date of the Optionee’s termination of Employment for any reason other than for Cause or in a Qualifying Termination.

ARTICLE V
EXERCISE OF OPTION

Section 5.1. Person Eligible to Exercise.

Except as otherwise permitted by the Committee in writing, the Optionee is the only Person that may exercise the exercisable portion of the Option, unless and until the Optionee dies or suffers a Disability. After the Disability or death of the Optionee, the exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 4.1 hereof, be exercised by the Optionee’s personal representative or guardian or by any person empowered to do so under the Optionee’s will or under the then Applicable Laws of descent and distribution, or, if applicable, under a trust or other estate planning vehicle to which the Option was transferred for the benefit of the Optionee’s immediate family.

Section 5.2. Exercisability of Option.

The Option, if then exercisable, may be exercised in whole or in part at any time prior to the time when the Option becomes unexercisable under Section 4.1 hereof; provided that any partial exercise shall be for whole Shares only. For the avoidance of doubt, the Option shall not be exercisable with respect to any of the Shares subject thereto prior to the date (if any) the Option has vested with respect to such Shares in accordance with Section 3.1 or 3.2 hereof.

Section 5.3. Manner of Exercise.

The Option may be exercised, in whole or in part, in accordance with the procedures set forth in the Plan and in this Agreement and by giving notice to the Company or its designated agent in accordance with instructions generally applicable to all option holders, prior to the time when the Option or such portion becomes unexercisable under Section 4.1 hereof. The following must be delivered to the Company or its designated agent prior to the time when the Option or such portion thereof becomes unexercisable under Section 4.1 hereof:

(a)full payment of the aggregate Option Price for the Shares with respect to which such Option or portion thereof is exercised (i) in cash (by check or wire transfer or a combination of the foregoing), (ii) by a “net exercise” method whereby the Option Price for the Shares being exercised is satisfied by the Company withholding from the Shares otherwise issuable to the Optionee, that number of Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the product of (x) the Option Price and (y) the number of Shares with respect to which the Option is being exercised, (iii) by delivery, to a licensed securities broker reasonably acceptable to the Company, of an irrevocable direction (in such form as reasonably suitable to such securities broker) to sell such number of Shares subject to the Option, and to deliver all or part of the sale proceeds to the Company, in each case as necessary for, and in payment of, the aggregate Option Price (it being understood that at all times before this Option expires, the Company will maintain and make available to Optionee a reasonably accessible process for the Optionee to use the exercise method described in this clause (iii), including designating a licensed securities broker reasonably acceptable to the Company), or (iv) by any combination of the foregoing methods, as elected by the Optionee;

(b)full payment to the Company or any of its Affiliates, as applicable, of all amounts which, under federal, state, local and/or non-U.S. law, such entity is required to withhold upon exercise of the Option; provided, that, at the Optionee’s election, such withholding obligation may be satisfied by (i) the Company withholding from the Shares otherwise issuable to the Optionee that number of Shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, equal to such withholding tax obligation (but in no event more than the minimum required tax withholding); (ii) delivery, to a licensed securities broker reasonably acceptable to the Company, of an irrevocable direction (in such form as reasonably suitable to such securities broker) to sell such number of Shares subject to the Option, and to deliver all or part of the sale proceeds to the Company, in each case as necessary for, and in payment of, any amounts the Company is required by law to withhold upon the exercise of the Option (it being understood that at all times before this Option expires, the Company will maintain and make available to the Optionee a reasonably accessible process for the Optionee to use the withholding method described in this clause (ii), including designating a licensed securities broker reasonably acceptable to the Company); or (iii) any combination of the foregoing methods, as elected by the Optionee; and

(c)in the event the Option or portion thereof shall be exercised pursuant to Section 5.1 hereof by any Person or Persons other than the Optionee, appropriate proof of the right of such Person or Persons to exercise the Option.

Notwithstanding any provision of this Section 5.3 to the contrary, if the Company’s policies regarding insider trading restrictions or other applicable laws or requirements otherwise would prohibit the use of broker-assisted exercise at the time of exercise, then in no event will the Committee be permitted to require that the Optionee elect broker-assisted exercise as to all or any portion of the Option Price and/or any applicable tax withholding. If the Option Price and/or any applicable tax withholding is satisfied by an irrevocable direction to a licensed securities broker, the Optionee shall be subject to the Company’s policies regarding insider trading restrictions, applied in a nondiscriminatory manner, which may affect the Optionee’s ability to acquire or sell Shares or rights to Shares under the Plan (e.g., the Option). By acceptance of the Option granted hereunder, the Optionee certifies the Optionee’s understanding of and intent to fully comply with the standards contained in the Company’s insider trading policies (and related policies and procedures adopted by the Company and applied in a nondiscriminatory manner).

Section 5.4. Rights as Stockholder.

Notwithstanding the exercise of the Option, until the stock evidencing the Shares acquired through such exercise is issued (as evidenced by the appropriate entry on the books of the Company’s duly authorized transfer agent), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to such Shares. The Company shall issue (or cause to be issued) such stock as soon as administratively practicable following the exercise of the Option in accordance with Section 5.3 hereof.

ARTICLE VI
MISCELLANEOUS

Section 6.1. Administration.

Subject to the terms of the Plan and this Agreement, the Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. In its absolute discretion, the Board may at any time, and from time to time, exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section 6.2. Option Not Transferable.

Except as otherwise permitted by the Committee in writing, neither the Option nor any interest or right therein or part thereof shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided that, to the extent permitted by Applicable Law, this Section 6.2 shall not prevent transfers by will, by the Applicable Laws of descent and distribution, or if applicable, to a trust or other estate planning vehicle for the benefit of the Optionee’s immediate family.

Section 6.3. Forfeiture and Repayment Obligation for Engaging in Conduct Detrimental to the Company.

(a)By accepting this Option, the Optionee acknowledges and agrees that, if the Optionee engages in any Conduct Detrimental to the Company at any time during the Optionee’s Employment or the one-year period following the termination of the Optionee’s Employment, (i) if the Option has not been exercised, the Option shall be automatically forfeited for no consideration and (ii) if the Option has been exercised, the Optionee shall, upon demand, return to the Company the Returnable Share Value in the form of a cash payment.

(b)The Optionee understands that this Section 6.3 does not prohibit the Optionee from engaging in Conduct Detrimental to the Company, but rather simply imposes the economic consequences described in this Section 6.3 if the Optionee has engaged in Conduct Detrimental to the Company. The Committee shall have complete and absolute authority to make any factual findings and to construe and interpret the provisions of this Agreement, including but not limited to any determination as to whether the Optionee has engaged in “Conduct Detrimental to the Company.” Any such interpretations or determinations by the Committee will be final, binding, and conclusive on the Optionee, the Optionee’s beneficiaries or successors, the Company and all other interested persons.

(c)For purposes of this Section 6.3, if the Optionee sells any Shares and, at the time of any such sale, the Optionee owns (after giving effect to this sentence) both (x) Shares that were acquired upon exercise of the Option and (y) Shares that were not acquired upon exercise of the Option, then the Shares that are sold shall be conclusively deemed to not have been acquired upon exercise of Option unless and until, after giving effect to this sentence, all Shares described in clause (y) have been sold in such sale and are no longer owned by the Optionee (e.g., if on a date of sale of Shares, the Optionee owns an aggregate of 1,000 Shares described in clause (x) and 1,000 Shares described in clause (y) and the Optionee sells an aggregate of 1,500 Shares, 500 of the Shares sold will be deemed to be Shares that were acquired upon exercise of the Option). The Optionee agrees to promptly provide the Company with all information that the Company reasonably requests in order to determine any amount payable pursuant to this Section 6.3 to the Company by the Optionee.

Section 6.4. Applicability of the Plan.

The Option, and the Shares issued to the Optionee upon exercise of the Option, shall be subject to all of the terms and provisions of the Plan, to the extent applicable to the Option and such Shares. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.

Section 6.5. Notices.

Any notice to be given under the terms of this Agreement shall be contained in a written instrument delivered in person or sent by e-mail (with written confirmation of transmission) or a nationally-recognized overnight courier, which shall be addressed, in the case of the Company to the Office of the Secretary; and if to the Optionee, to the address or e-mail address appearing in the personnel records of the Company or any of its Affiliates, as applicable. By a notice given pursuant to this Section 6.5, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to the Optionee, shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of the representative’s status and address by written notice under this Section 6.5. Any and all notices, designations, offers, acceptances or other communications shall be conclusively deemed to have been given, delivered or received (i) in the case of personal delivery, on the day of actual delivery thereof, (ii)

in the case of e-mail, on the day of transmittal thereof if given during the normal business hours of the recipient, and on the business day during which such normal business hours next occur if not given during such hours on any day, and (iii) in the case of dispatch by nationally-recognized overnight courier, on the next business day following the disposition with such nationally-recognized overnight courier. By notice complying with the foregoing provisions of this Section 6.5, each party shall have the right to change its mailing address, e-mail address or facsimile number for the notices and communications to such party. The Company and the Optionee hereby consent to the delivery of any and all notices, designations, offers, acceptances or other communications provided for herein by electronic transmission addressed to the e-mail address of the Company and the Optionee, as applicable, as provided herein.

Section 6.6. Titles; Interpretation.

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. Defined terms used in this Agreement shall apply equally to both the singular and plural forms thereof. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The term “hereunder” shall mean this entire Agreement as a whole unless reference to a specific section or provision of this Agreement is made. Any reference to a Section, subsection and provision is to this Agreement unless otherwise specified.

Section 6.7. No Right to Employment or Additional Options or Stock Awards.

Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in Employment, or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which are hereby expressly reserved, to terminate the Employment of the Optionee at any time for any reason whatsoever, with or without Cause, subject to the applicable provisions, if any, of the Optionee’s Employment agreement (if any such agreement is in effect at the time of such termination). Neither the Optionee nor any other Person shall have any claim to be granted any additional Options or any other Stock Awards and there is no obligation under the Plan for uniformity of treatment of Participants, or holders or beneficiaries of Options or other Stock Awards. The terms and conditions of the Option granted hereunder or any other Stock Award granted under the Plan or otherwise and the Committee’s determinations and interpretations with respect thereto and/or with respect to the Optionee and any other Participant need not be the same (whether or not the Optionee and any such Participant are similarly situated).

Section 6.8. Nature of Grant.

In accepting the grant, the Optionee acknowledges that regardless of any action the Company or its Affiliates takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items legally due by the Optionee is and remains the Optionee’s responsibility, and the Optionee shall pay to, and indemnify and keep indemnified, the Company and its Affiliates from and against Tax-Related Items legally due by the Optionee that are attributable to the exercise of, or any benefit derived by the Optionee from, the Option and that the Company and its Affiliates (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Agreement, including the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise or the receipt of any dividends with respect to such Shares; and (ii) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items.

Section 6.9. Governing Law.

This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to conflicts of law principles thereof.

[Signature on next page.]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

DELL TECHNOLOGIES INC.

By: ____________________________________
Name: __________________________________
Title: ___________________________________

OPTIONEE

By: ____________________________________
Name: __________________________________
Title: ___________________________________